Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 28, 2012, relating to the financial statements and financial highlights which appear in the December 31, 2011 Annual Reports to Shareholders of Forward Global Infrastructure Fund, Forward International Real Estate Fund, Forward Real Estate Fund, Forward Real Estate Long/Short Fund (formerly known as Forward Strategic Realty Fund), Forward Select Income Fund, Forward CorePlus Fund (formerly known as Forward Large Cap Growth Fund), Forward Extended MarketPlus Fund (formerly known as Forward SMIDPlus Fund), Forward Frontier Strategy Fund (formerly known as Forward Frontier MarketStrat Fund), Forward High Yield Bond Fund, Forward Investment Grade Fixed-Income Fund, Forward Strategic Alternatives Fund, Forward U.S. Government Money Fund, Forward Aggressive Growth Allocation Fund, Forward Balanced Allocation Fund, Forward Growth & Income Allocation Fund, Forward Growth Allocation Fund, Forward Income & Growth Allocation Fund, Forward Income Allocation Fund (now known as Forward Income Builder Fund), Forward Small Cap Equity Fund, Forward Credit Analysis Long/Short Fund (formerly known as Forward Long/Short Credit Analysis Fund), Forward EM Corporate Debt Fund (formerly known as Forward International Fixed Income Fund), Forward Emerging Markets Fund, Forward Focus Fund, Forward International Dividend Fund, Forward International Small Companies Fund, Forward Large Cap Dividend Fund (formerly known as Forward Large Cap Equity Fund), Forward Select EM Dividend Fund, Forward Tactical Enhanced Fund, Forward Tactical Growth Fund, Forward Global Credit Long/Short Fund and Forward Commodity Long/Short Strategy Fund (collectively the “Funds”), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Confidential Dissemination of Portfolio Holdings” and “Financial Statements” in such Registration Statement.

/s/ Price WaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Francisco, CA
April 30, 2012